Exhibit 23.1


[KPMG]
        KPMG LLP
        Suite 1000
        1000 Walnut Street
        Kansas City, MO 64106-2162

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 1, 2004, with respect to the consolidated balance sheets of LabOne, Inc. and subsidiaries as of December
31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 annual report on Form 10-K of LabOne, Inc., and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the prospectus. Our report on the consolidated financial statement contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets.

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                                  /s/ KPMG LLP
                                  -------------------------------------

Kansas City, Missouri
September 9, 2004